Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Appoints Arthur Tzianabos, Ph.D., to Chief Scientific Officer

CAMBRIDGE, Mass., July 30, 2013 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, announced today the appointment of Arthur Tzianabos, Ph.D., to the position of Chief Scientific Officer.  Dr. Tzianabos joins OvaScience from Shire Human Genetic Therapies, where he led the discovery and development of new therapeutics from concept through commercialization, as well as product expansion and business development efforts.

“Arthur’s success in driving major scientific discoveries through clinical development to commercialization, and his diverse technical background in cell biology, will make him an excellent addition to our team,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience.  “Arthur also shares our commitment to solving medical problems in areas of high unmet need.  Together, we are determined to help women with infertility by developing new treatments, the first of which we plan to make available in the second half of 2014.”

Dr. Tzianabos brings to OvaScience more than 20 years of experience in drug discovery and development, strategic planning, portfolio management, business development and alliance management.  He joins OvaScience from Shire, where he most recently served as Senior Vice President and Head, Research and Early Development.  During his eight years at Shire, he served in roles of increasing responsibility and was instrumental in the development of the human genetic therapies pipeline following Shire’s acquisition of Transkaryotic Therapies, Inc. in 2005.  Prior to Shire, Dr. Tzianabos was an Associate Professor of Medicine at Harvard Medical School and maintained laboratories at the Channing Laboratory, Brigham and Women’s Hospital and the Department of Microbiology and Molecular Genetics at Harvard Medical School.  His research at Harvard led to the discovery of a new class of immunoregulatory, T cell-dependent antigens, which formed the basis for technologies licensed by two biotechnology companies and Eli Lilly and Company for clinical development.  During his time at Harvard, he served as a consultant to several biotechnology companies, including Genzyme Corporation and Eli Lilly.  Dr. Tzianabos has published more than 80 scientific papers, book chapters and patents in the field of immunology, glycobiology and infectious disease, and was on the Board of Directors of bluebird bio and ArmaGen Technologies.  He holds a B.S. in biology from Boston College and a Ph.D. in microbiology from the University of New Hampshire.

“OvaScience offers an exciting opportunity to translate the groundbreaking discoveries of the founding scientists and researchers in the fertility field by helping advance the development of products that have the potential to dramatically improve treatment for female infertility,” said Dr. Tzianabos.  “I look forward to supporting the ongoing development and commercial preparation activities that are underway for AUGMENTSM, driving the preclinical work required to move

OvaTureSM into the clinic, and exploring new opportunities to expand the Company’s product pipeline.”

Dr. Tzianabos succeeds Scott Chappel, Ph.D., who remains a member of the Company’s Scientific Advisory Board.

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, OvaScience is developing potential next generation in vitro fertilization (IVF) technologies.  The Company currently has two product candidates in development: OvaTureSM, which seeks to create mature fertilizable eggs from a woman’s own EggPCs without the need for hormone injections, and AUGMENTSM, which aims to improve egg quality and increase the success of IVF.  OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com and connect with us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements about the prospects for the Company’s technology in addressing female infertility, the Company’s strategy, future plans and prospects, including statements regarding the development and planned launch of the Company’s product candidates, including AUGMENT. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT; the science underlying our two product candidates (AUGMENT and OvaTure), which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products; our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Strategic Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356